Exhibit 10.15

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (the “Agreement”) is effective as of December 31, 2011 by and between Western Capital Resources, Inc., a Minnesota corporation (the “Corporation”), and the Boosalis Children Irrevocable Trust U/A/D 12/27/00 (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, the Shareholder is the record owner of an aggregate of 400,000 shares of common stock of the Corporation (the “Shares”);

WHEREAS, the parties hereto desire to have the Corporation redeem the Shares as provided herein (the “Redemption”); and

WHEREAS, the parties desire to enter into this Agreement to define their respective rights, obligations, duties and remedies pertaining to the Redemption.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

A G R E E M E N T:

1. Redemption of Shares. The Shareholder agrees to sell and transfer to the Corporation, and the Corporation hereby agrees to redeem, the Shares and all of the Shareholder’s respective right, title thereto and interest therein free and clear of any and all liens, pledges security interests, restrictions of transfer or encumbrances of any kind or nature (“Encumbrances”). As soon as is practicable after the date of this Agreement, but in no event later than five (5) business days thereafter, Shareholder shall deliver to the Corporation a stock certificate or certificates representing its Shares and execute and deliver a stock power with respect to the Shares substantially in the form attached hereto as Exhibit A (the “Stock Power”) assigning the Shares to the Corporation; provided, however, that if Shareholder is transferring Shares electronically through DWAC or a DTC participating broker, then no Stock Power will be required with respect to such Shares. After receipt of the stock certificates and a Stock Power executed by Shareholder (or electronic transfer of Shares, as applicable), the Corporation shall cancel the Shareholder’s stock certificate(s).

2. Redemption Consideration. Promptly following the cancellation of Shareholder’s stock certificate or receipt of electronically transferred Shares, as applicable, the Corporation will pay the Shareholder for its Shares in an amount per share equal to $0.15 (the “Consideration”). The Consideration will be paid in cash by disbursement to the Shareholder from the Corporation’s legal counsel, Maslon Edelman Borman & Brand, LLP.

3. Representations, Warranties and Covenants of the Shareholders. Shareholder hereby represents, warrants and covenants to the Corporation as follows:

(A) Shareholder is the record and beneficial owner of the Shares free and clear of any and all Encumbrances, and upon delivery of the Shares as contemplated by this Agreement, the Corporation will receive good and marketable title to the Shares free and clear of all Encumbrances. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, or other agreement or restriction of any kind or character to which Shareholder is bound. Shareholder has full legal capacity, power and authority to transfer the Shares without obtaining the consent or approval of any other person or governmental authority.

(B) Shareholder: (i) has had the opportunity to review all relevant information about the Corporation, including without limitation all filings which the Corporation has heretofore made with the United States Securities and Exchange Commission (the “Commission”), shareholder records, minute books, financial statements, and any other information which it desired to review in conjunction with this Agreement; (ii) is experienced and knowledgeable in financial and business matters, and (iii) is capable of evaluating the merits and risks of transferring the Shares as contemplated hereunder, including without limitation any and all business, securities, tax and other risks.

(C) Shareholder covenants and agrees that after the date of this Agreement, Shareholder will not acquire, either in the public markets, through private purchase, or via any other means, any equity securities of the Corporation.

4. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Shareholder that (i) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, or other agreement or restriction of any kind or character to which the Corporation is bound; and (ii) this Agreement has been duly executed by an authorized representative of the Corporation and, assuming the valid execution and delivery of the same by the other parties thereto, the same are valid and binding agreements of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as may be limited by customary enforceability exceptions. Furthermore, the Corporation is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation’s filings made pursuant to the Exchange Act (collectively, the “SEC Documents”) contain all disclosures required by the Exchange Act and do not contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The SEC Documents, as of their respective dates, are available on the Commission’s EDGAR system.

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5. Mutual Release. The Corporation and the Shareholder (for purposes of this Section, each a “Releasing Party”), for themselves and on behalf of its agents, representatives, successors and assigns, and companies that the Releasing Party directly or indirectly controls (collectively, the “Related Parties”), do hereby release, acquit and forever discharge the other party to this Agreement and each of their past and present associates, owners, stockholders, members, affiliates, subsidiaries, parents, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, insurers, representatives, accountants, counsel and all persons acting by, through, under or in concert with them, or any of them, of and from any and all past, present or future claims, demands, actions, causes of action, losses, damages, costs, expenses (including reasonable attorneys’ fees and costs) and liabilities of whatever nature, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, accrued or to accrue in the future, at law or in equity, which arose or occurred at any time through and including the effective date of this Agreement. It is the intention of the parties that this release is, and may be pled as a full and complete defense to any and all actions, causes of action, suits, proceedings, and claims whether asserted or unasserted, known or unknown, which the Corporation or the Shareholder or their respective Related Parties had, have or may have against each other, from the beginning of time to the date hereof; provided, however, that nothing contained herein shall operate to release any liabilities or obligations of the parties arising under this Agreement.

6. General Provisions.

(A) Parties and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(B) Counterparts; Facsimile Signatures. For the convenience of the parties and to facilitate the execution of this Agreement, this Agreement may be executed in counterparts and each such executed counterpart shall be deemed to be an original instrument. This Agreement may be executed by one or more of the parties by electronically-transmitted signature and all parties agree that the reproduction of signatures by way of electronically-transmitted device will be treated as though such reproductions were executed originals.

(C) Headings. The headings of sections and subsections hereunder are for convenience and reference only, and shall not be deemed a part of this Agreement.

(D) Waiver; Remedies. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

(E) Integration. This Agreement sets forth the parties' final and entire agreement with respect to the Redemption and supersedes any and all prior understandings and agreements. This Agreement shall not be modified or amended in any fashion except by an instrument in writing signed by the parties hereto.

(F) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(G) Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

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(H) Survival of Representations and Obligations. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, exhibit or other writing provided for in it, shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

(I) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without regard to principles of conflicts of laws contained therein) applicable to contracts made and to be performed within such State. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in Hennepin County in the State of Minnesota.

(J) Further Assurances. Each party to this Agreement will, on or any time after the effective date of this Agreement, execute and deliver to any other party such further documents or instruments, and take such further actions, as may reasonably be requested by such other party to effect the purposes hereof and the transactions contemplated hereby.

(K) Representation. In connection with this Agreement, the Corporation was represented by the law firm Maslon Edelman Borman & Brand, LLP (“Maslon”). In the past and presently in unrelated matters, Maslon has served as legal counsel to the Corporation and to certain of the Shareholders. All of the parties to this Agreement agree to waive any actual or potential conflict of interest that has arisen or may arise in connection with Maslon’s preparation of this Agreement and the transactions contemplated hereby. Furthermore, the parties acknowledge and agree that in the event there is a dispute between the parties relating to this Agreement, Maslon will not represent any of the parties in such dispute.

[THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

WESTERN CAPITAL RESOURCES, INC.:

By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

SHAREHOLDER: BOOSALIS CHILDREN IRREVOCABLE TRUST U/A/D 12/27/00

By:	/s/ Angelos Dassios
Angelos Dassios, Trustee

EXHIBIT A

STOCK POWER

The Undersigned, __________________, pursuant to that certain Redemption Agreement by and among the undersigned and Western Capital Resources, Inc., a Minnesota corporation (the “Corporation”), does hereby assign, transfer and convey unto the Corporation, effective as of _________________, a total of ___________ shares of common stock of the Corporation (collectively, the “Redeemed Shares”) legally and beneficially owned by the undersigned and standing in the name of the undersigned on the books of said Corporation, represented by Stock Certificate No.(s). _____________________________________ and does hereby irrevocably constitute and appoint ___________________________________________ as his true and lawful attorney-in-fact, with full power of substitution and re-substitution in the premises, to transfer the Redeemed Shares on the books of the Corporation.

Dated:

Signature

[MEDALLION GUARANTEE REQUIRED]